CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this registration statement on Form S-1 of our report dated February 29, 2016 relating to the consolidated financial statements of China Gewang Biotechnology, Inc. and Subsidiaries as of November 30, 2015 and 2014 and for the years then ended.

We also consent to the reference to our firm under the caption “Experts” in such registration statement.

/s/ Wei Wei & Co., LLP

Flushing, New York

November 14, 2016